UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

August 22, 2008 (August 18, 2008)

COVENTRY HEALTH CARE, INC.

(Exact name of registrant as specified in its charter).

Delaware	1-16477	52-2073000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(301) 581-0600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 18, 2008, the Board of Directors of Coventry Health Care, Inc. (the “Company”) amended and restated its Amended and Restated Bylaws (the “Bylaws”). Pursuant to such amendment and restatement, which was effective immediately upon approval, Sections 2.12 and 2.13 of the Bylaws have been revised as follows:

•

The amended Bylaws clarify that stockholders seeking to nominate directors or propose other business at a stockholders meeting must comply with the advance notice provisions in Sections 2.12 or 2.13, as applicable, while stockholders seeking to have a stockholder proposal considered for inclusion in the Company’s annual proxy statement must comply with the notice requirements applicable to stockholder proposals under the Securities and Exchange Commission’s proxy rules.

•

The amended Bylaws revised the advance notice deadlines in Sections 2.12 and 2.13, which set forth the date by which a stockholder must notify the Company that it intends to nominate directors or propose other business at a stockholders meeting.  The amended Bylaws provide that any such notice must be received by the Company not later than the 90th day and not earlier than the 120 th day before the first anniversary of the preceding year’s annual meeting of stockholders. If the date of the annual meeting is advanced more than 30 days before such anniversary date or delayed more than 60 days after such anniversary date, then such notice must be received no later than the later of 70 days before the meeting date or 10 days following the date on which the public announcement of the meeting date was made.

As a result of the amendments, for the Company’s 2009 annual meeting of stockholders, to be timely, a stockholder’s notice must be delivered to, or mailed and received at, the Company’s principal executive offices not earlier than January 15, 2009 and not later than February 14, 2009.

With respect to a special meeting of stockholders, the advance notice deadline for director nominations or the proposal or other business is now no later than 10 days following the date on which public announcement of the meeting date was made.

•

The amended Bylaws update the information that must be included in a notice under Sections 2.12 or 2.13.  Among other things, the amendments require a stockholder who intends to propose a nomination or propose other business to provide information about any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares)  relating to the nomination or other proposed business that has the effect or intent of increasing or decreasing the voting power of such stockholder or any related person, or  of mitigating loss, managing risk or benefit from changes in the share price of the Company.  In addition, the amended Bylaws require that the stockholder proponent state in its notice whether it intends to solicit proxies in support of its director nominee(s) or stockholder proposal.

The preceding description is qualified in its entirety by reference to the Company’s Bylaws, which are filed as Exhibit 3.2 to this current report and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.2	Amended and Restated Bylaws of the Company

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

By:	/s/ John J. Ruhlmann
Name:	John J. Ruhlmann
Title:	Senior Vice President and Corporate Controller

Date: August 22, 2008